Exhibit 12.2

CERTIFICATION

     I, Daniel Demmer, certify that:

     1. I have reviewed this annual report on Form 20-F of IONA Technologies PLC;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

By:	/s/ Daniel Demmer

Daniel Demmer
Chief Financial Officer

Date: April 1, 2005